Exhibit 99.1

WestRock Building a Paper and Packaging Solutions Leader September 2017

Forward Looking Statements & Non-GAAP Measures

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled "WestRock Overview", "WestRock: Focused on Paper and Packaging" and "Q4 Update". These statements give guidance or estimates for future periods and include statements, among other things, that we expect FY17 Adjusted Free Cash Flow of more than $1.2 billion; we estimate FY17 capex of $750 million; we expect future growth; we expect to see solid growth in EBITDA and operating cash flow in fiscal 2018; we estimate a Q4 impact from hurricane Harvey and hurricane Irma to mill production of 60,000 to 70,000 lost tons; underlying corrugated box demand remains strong; and we are experiencing supply chain disruptions and increased input costs.

Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Forward-looking statements are subject to a number of factors, including economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2016 and our Form 10-Q for the quarter ended June 30, 2017. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the decision.

We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. See the Appendix for details about these non-GAAP financial measures, as well as the required reconciliations.

2

WestRock

WestRock Overview

45,000 EMPLOYEES **300** LOCATIONS

Net Sales[1]	$15,000M+
Adj. EBITDA[1, 2]	$2,362M
Cash flow from operations	$1,788M
FY17 Capex guidance	$750M
FY17 Adj. free cash flow guidance[2]	$1,200M+
Annual dividend (yield)	$1.60/sh (2.8%)
Leverage (as of 6/30/17)[2]	2.58x



NET SALES[1]
$15B+
54%[1]
Corrugated Packaging
46%[1]
Consumer Packaging

1) Represents trailing twelve months ended June 30, 2017 net sales adjusted for the MPS, US Corrugated and Star Pizza acquisitions, the HH&B divestiture and the exclusion of Land & Development.
2) Non-GAAP Financial Measures. We believe the most directly comparable GAAP measure to adjusted EBITDA is segment EBITDA (segment income plus depreciation, depletion and amortization), the most directly comparable GAAP measure to adjusted free cash flow is Operating Cash Flow and the most directly comparable GAAP measure to leverage is total debt and income from continuing operations. See "Non-GAAP Financial Measures" and the applicable reconciliations in the Appendix.

3

WestRock

JULY 2015 WestRock: Focused on Paper and Packaging FUTURE GROWTH OCTOBER 2015 Acquired SP Fiber APRIL 2016 Completed joint venture with Grupo Gondi MARCH 2017 Acquired Star Pizza JANUARY 2016 Acquired Cenveo MAY 2016 Completed separation of Ingevity APRIL 2017 Completed sale of HHB to Silgan JULY 2017 Acquired Island Container JUNE 2017 Acquired U.S . Corrugated Acquired Hannapak AUGUST 2017 Acquired MPS JUNE 2017 4

Q4 FY17 Update • Underlying corrugated box demand remains strong • WestRock’s July / August QTD North American box shipments, including recent acquisitions, up 8.6% on a per day basis - consistent with expectations • MPS Integration going according to plan • Average index cost of OCC was $177 in July, $178 in August, and $170 in September - consistent with expectations • Evadale Consumer SBS mill now running; was idled due to lack of local power supply • Impact of Irma is still developing • Potential loss of 60,000 to 70,000 tons of mill production from both hurricanes • Experiencing supply chain disruptions and increased input costs 5

Building and Growing A Paper and Packaging Leader 6 A Comprehensive Paper and Packaging Portfolio A Solid Track Record of Execution Disciplined Capital Allocation

Appendix

Non-GAAP Financial Measures

Credit Agreement EBITDA

"Credit Agreement EBITDA" is calculated in accordance with the definition contained in our Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, loss on extinguishment of debt and financing fees, certain non-cash and cash charges incurred, including goodwill impairment, certain restructuring and other costs, merger / acquisition and integration costs, charges and expenses associated with the write-up of inventory acquired and other items. LTM Credit Agreement EBITDA margin is calculated by dividing LTM Credit Agreement EBITDA by Net Sales adjusted for Trade Sales.

Adjusted Free Cash Flow

Free Cash Flow is defined as Cash Provided by Operating Activities, excluding after-tax cash restructuring costs minus capital expenditures. We believe the most directly comparable GAAP measure is net cash provided by operating activities. Management believes this is an important measure in evaluating our financial performance and measures our ability to generate cash without incurring additional external financings.

Total Funded Debt and Leverage Ratio

"Total Funded Debt" is calculated in accordance with the definition contained in our Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet less the stepped up value of said debt, less non-recourse debt except for Securitization related debt, less trade payables related debt that may be recharacterized as debt, less insurance policy loans to the extent offset by assets of the applicable insurance policies, obligations with the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, less certain cash, plus additional outstanding letters of credit not already reflected in debt and certain guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with our debt covenants and borrowing capacity available under our Credit Agreement, as a measure of operating performance and to compare to our target Leverage Ratio of 2.25x – 2.50x. Management believes that investors also use these measures to evaluate our compliance with our debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the "Credit Agreement Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the June 30, 2017 calculation, our Leverage Ratio was 2.58 times. While the Leverage Ratio under the Credit Agreement determines the credit spread on our debt we are not subject to a Leverage Ratio cap. The Credit Agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined in the Credit Agreement.

8

WestRock

Non - GAAP Financial Measures 9 Adjusted Segment EBITDA Margins Our management uses “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. “Adjusted Segment EBITDA Margin” is calcul ate d for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales. “Adjusted Segment EBITDA” is calculated for each segment by adding that se gme nt’s “Adjusted Segment Income” to its Depreciation, Depletion and Amortization. Forward - looking Guidance We are not providing forward - looking guidance for U.S. GAAP reported financial measures or a reconciliation of forward - looking n on - GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain signif ica nt items without unreasonable effort. These items include, but are not limited to, merger and acquisition - related expenses, restructuring expenses, asset impairments, litigation settlements, changes to contingent consideration and certain other gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GA AP reported results for the guidance period.

Adjusted EBITDA 10 1) Does not include Island Container and Hannapak ., which closed on July 17, 2017 and August 1, 2017, respectively ($ in millions) Q4 FY16 Q1 FY17 Q2 FY17 Q3 FY17 LTM Q3 FY17 WestRock Adjusted EBITDA (As reported) 588.8$ 490.2$ 546.5$ 597.5$ 2,223.0$ Adjusted EBITDA Adjustments: Star Pizza (March 2017) 1.3 0.5 1.2 - 3.0 HH&B (April 2017) (23.9) (26.4) (28.6) (0.8) (79.7) MPS (June 2017) 60.1 57.5 52.8 30.0 200.4 US Corrugated (June 2017) 4.2 3.8 4.4 2.6 15.0 WestRock Combined Adjusted EBITDA (1) 630.5$ 525.6$ 576.3$ 629.3$ 2,361.7$

Q3 FY17 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margins 11 Q3 FY17 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment Net Sales 2,161.2$ 1,520.7$ 71.1$ (57.4)$ 3,695.6$ Less: Trade Sales (86.6) - - - (86.6) Adjusted Segment Sales 2,074.6$ 1,520.7$ 71.1$ (57.4)$ 3,609.0$ Segment Income 223.9$ 94.8$ 0.2$ -$ 318.9$ Non-allocated Expenses - - - (9.4) (9.4) Depreciation and Amortization 150.5 121.8 0.2 2.7 275.2 Less: Deferred Financing Costs - - - (1.1) (1.1) Segment EBITDA 374.4 216.6 0.4 (7.8) 583.6 Plus: Inventory Step-up 0.7 13.2 - - 13.9 Adjusted Segment EBITDA 375.1$ 229.8$ 0.4$ (7.8)$ 597.5$ Segment EBITDA Margins 17.3% 14.2% Adjusted Segment EBITDA Margins 18.1% 15.1%

Q2 FY17 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margin 12 Q2 FY17 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment Net Sales 2,065.0$ 1,554.6$ 100.0$ (63.3)$ 3,656.3$ Less: Trade Sales (72.0) - - - (72.0) Adjusted Segment Sales 1,993.0$ 1,554.6$ 100.0$ (63.3)$ 3,584.3$ Segment Income 159.5$ 118.8$ 17.5$ -$ 295.8$ Non-allocated Expenses - - - (12.6) (12.6) Depreciation and Amortization 145.3 116.3 0.2 2.1 263.9 Less: Deferred Financing Costs - - - (1.1) (1.1) Segment EBITDA 304.8 235.1 17.7 (11.6) 546.0 Plus: Inventory Step-up 0.5 - - - 0.5 Adjusted Segment EBITDA 305.3$ 235.1$ 17.7$ (11.6)$ 546.5$ Segment EBITDA Margins 14.8% 15.1% Adjusted Segment EBITDA Margins 15.3% 15.1%

Q1 FY17 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margin 13 Q1 FY17 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Non-Allocated / Eliminations Consolidated Segment Net Sales 1,943.6$ 1,510.9$ 54.0$ (61.3)$ 3,447.2$ Less: Trade Sales (74.0) - - - (74.0) Adjusted Segment Sales 1,869.6$ 1,510.9$ 54.0$ (61.3)$ 3,373.2$ Segment Income and Non-allocated Expenses 141.5$ 87.6$ 1.7$ (14.7)$ 216.1$ Depreciation and Amortization 145.4 127.0 0.2 2.6 275.2 Less: Deferred Financing Costs - - - (1.1) (1.1) Segment EBITDA 286.9 214.6 1.9 (13.2) 490.2 Plus: Inventory Step-up - - - - - Adjusted Segment EBITDA and Non-allocated Expenses 286.9$ 214.6$ 1.9$ (13.2)$ 490.2$ Segment EBITDA Margins 14.8% 14.2% Adjusted Segment EBITDA Margins 15.3% 14.2%

Q4 FY16 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margin 14 Q4 FY16 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Non-Allocated / Eliminations Consolidated Segment Net Sales 2,003.7$ 1,621.7$ 43.7$ (57.4)$ 3,611.7$ Less: Trade Sales (71.8) - - - (71.8) Adjusted Segment Sales 1,931.9$ 1,621.7$ 43.7$ (57.4)$ 3,539.9$ Segment Income (Loss) and Non-allocated Expenses 192.4$ 139.1$ (1.6)$ (20.1)$ 309.8$ Depreciation and Amortization 147.2 127.0 0.2 4.4 278.8 Less: Deferred Financing Costs - - - (1.3) (1.3) Segment EBITDA 339.6 266.1 (1.4) (17.0) 587.3 Plus: Inventory Step-up - 1.5 - - 1.5 Adjusted Segment EBITDA and Non-allocated Expenses 339.6$ 267.6$ (1.4)$ (17.0)$ 588.8$ Segment EBITDA Margins 16.9% 16.4% Adjusted Segment EBITDA Margins 17.6% 16.5%

Q3 FY17 LTM Credit Agreement EBITDA ($ in millions) Q3 FY17 LTM Income from Continuing Operations 416.9$ Interest Expense, Net 184.5 Income Taxes 38.6 Depreciation, Depletion and Amortization 1,093.1 Additional Permitted Charges (1) 653.6 LTM Credit Agreement EBITDA 2,386.7$ 15 1) Additional Permitted Charges includes among other items, $208 million of restructuring and other costs and $16 million pre - tax e xpense for inventory stepped - up in purchase accounting.

Q3 FY17 Total Debt, Funded Debt and Leverage Ratio ($ in millions, except ratios) Q3 FY17 Current Portion of Debt 710.5$ Long-Term Debt Due After One Year 5,812.3 Total Debt 6,522.8 Less: Unamortized Debt Stepped-up to Fair Value in Purchase and Deferred Financing Costs (280.1) Plus: Letters of Credit, Guarantees and Other Adjustments (87.9) Total Funded Debt 6,154.8$ LTM Credit Agreement EBITDA 2,386.7$ Leverage Ratio 2.58x 16